SECURITIES AND EXCHANGE COMMISSION






                            Exhibit 99

                           Press Release

                               Dated

                         October 18, 1996

                           PRESS RELEASE

Today's Date:   October 18, 1996        For Information Contact:
                                            Charles Broadway
                                            Chief Executive Officer

Release Date:       Immediate

                    JACKSONVILLE BANCORP, INC.

Jacksonville Bancorp, Inc., Jacksonville, Texas, announced today a loss of $483 for the quarter ended September 30, 1996. The loss was the result of a pre-tax provision of $1,065,547 for a special Savings Association Insurance Fund ("SAIF") assessment. All healthy insured depository institutions are subject to the special assessment of their SAIF assessable deposits as a result of legislation enacted into law on September 30, 1996. The purpose of the special assessment is to recapitalize the SAIF and, according to Charles Broadway, Chief Executive Officer of Jacksonville, the Company anticipates that it will recover the cost of the special assessment in less than a four-year period as a result of the reduction of its deposit insurance premiums.

Jacksonville is in the process of preparing its September 30, 1996 year-end report which it anticipates will be available by December 15,1996.